Exhibit 99.1

May 3, 2023

PACific western bank issues UPDATE

FOR IMMEDIATE RELEASE

Los Angeles, California --- In light of recent reporting regarding strategic actions, PacWest Bancorp (Nasdaq: PACW) (the “Company”) provides the following update:

Our message remains consistent with what was conveyed last week with earnings. As previously announced, the Company has explored strategic asset sales, including moving the $2.7 billion Lender Finance loan portfolio to held for sale in 1Q23. This planned sale remains on track and upon completion will accelerate our CET1 capital ratio to 10%+ (from 9.21% at 1Q23). Additionally, in accordance with normal practices the Company and its Board of Directors continuously review strategic options. Recently, the Company has been approached by several potential partners and investors - discussions are ongoing. The company will continue to evaluate all options to maximize shareholder value.

The bank has not experienced out-of-the-ordinary deposit flows following the sale of First Republic Bank and other news. Core customer deposits have increased since March 31, 2023, with total deposits totaling $28 billion as of May 2, 2023 with insured deposits totaling 75% vs. 71% at quarter end and 73% as of April 24, 2023. In addition, the company recently paid down $1 billion of borrowings with our excess liquidity. Our cash and available liquidity remains solid and exceeded our uninsured deposits, representing 188% as of May 2, 2023.

At the beginning of the year, the Company announced a new strategic plan designed to maximize shareholder value by focusing on various elements, including strengthening our community bank focus, growing our HOA business, exiting non-core products, and improving our operational efficiency. We have been executing this strategy and have accelerated many of these goals in response to recent market volatility in the banking industry.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). Pacific Western Bank is a relationship-based community bank focused on providing business banking and treasury management services to small, middle-market, and venture-backed businesses. The Bank offers a broad range of loan and lease and deposit products and services through full-service branches throughout California and in Durham, North Carolina and Denver, Colorado, and loan production offices around the country. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, and projections and including statements about our expectations regarding our liquidity, capital, capital ratios, deposits, cost of deposits, profitability, borrowing capacity, cash, asset quality, strategic plan, asset sales, operational effectiveness, and strategic options. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of this release and are based on current beliefs and expectations of PacWest’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Continued deterioration in general business, economic, and political conditions, geopolitical tensions, uncertainty in U.S. fiscal monetary policy, including the interest rate policies of the Federal Reserve Board, and volatility and disruptions in credit and capital markets could lead to a tightening of credit and an increase of credit losses, adversely affect PacWest’s revenues and the values of our assets and liabilities, increase stock price volatility, and adversely impact our ability to raise capital. In addition, PacWest and its results could be adversely affected by changes in interest rates and unemployment rates, continued high inflation, stock price volatility, our ability to attract and retain deposits and other sources of funding and liquidity particularly in a rising or high interest rate environment, the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks, the safety of deposits, and depositor behavior, the quality and composition of our deposits, deterioration in the credit quality of our loan portfolio or in the value of the collateral securing those loans, especially the risks associated with concentrations in real estate related loans, deterioration in the value of our investment securities as a result of rising interest rates or otherwise, our ability to successfully execute on our planned asset sales, strategic plan, and digital and innovation initiatives, the effectiveness of our risk management framework and quantitative models, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this release are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Paul W. Taylor President and Chief Executive Officer 303.802.8965	Kevin L. Thompson Executive Vice President, Chief Financial Officer 303.802.8934	William J. Black Executive Vice President, Strategy and Corporate Development 919.597.7466

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